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                                                                    EXHIBIT 23.1


August 16, 2000


Board of Directors
Thor Ventures Corp.
1818-1177 West Hastings Street
Vancouver, B.C.
V6E 2K3


Re:  Consent to Use Our Audited Financial
     Statement as an Exhibit to Thor Ventures Corp.
     S-8 Registration Statement


Gentlemen:

Please let this letter serve as our consent to the filing of our audited financial statements of Thor Ventures Corp., a Florida corporation, dated February 16, 2000 for the year ending December 31, 1999.


Very truly yours,


/s/ DAVIDSON & COMPANY


Per: